Exhibit 10.10

PAYMENT AND PERFORMANCE GUARANTY

This PAYMENT AND PERFORMANCE GUARANTY (“Guaranty”) is made as of ______________ __, 2024, by Lennar Corporation, a Delaware corporation (“Guarantor”), in favor of MILLROSE PROPERTIES, INC., a Maryland corporation (“Owner”), having an address of [_________________________] and Owner’s affiliates identified on Schedule 1 attached hereto (the “Owner Parties”).

A. Owner and U.S. Home, LLC, a Delaware limited liability company (“Lennar”) have entered into the following agreements: (i) that certain Master Program Agreement, dated [________________], 2024 (the “Master Agreement”); (ii) that certain Master Option Agreement, dated [________________], 2024 (the “Option Agreement”) and (iii) that certain Master Construction Agreement, dated [________________], 2024 (the “Construction Agreement”). Initially capitalized terms not defined herein shall have the meaning set forth in the Master Agreement.

B. Pursuant to the terms of the Master Agreement and Option Agreement, the Lennar Parties and Owner Parties will from time to time execute Addenda pursuant to which, without limitation, Properties will be added to the HOPP’R Program. The Master Agreement, Option Agreement, Construction Agreement, and executed Addenda are collectively referred to herein as the “Program Documents.”

C. This Guaranty is being given by Guarantor to Owner pursuant to the Program Documents and is an essential inducement to Owner to enter into the Program Documents. Guarantor is the parent company of the Lennar Parties and will benefit from the execution of the Program Documents and Addenda release of the Deposit prior to the initial Close of Escrow.

For good, valuable and sufficient consideration received, Guarantor agrees:

1. OBLIGATIONS GUARANTEED. Guarantor irrevocably and unconditionally guarantees, as a primary obligor and not as a surety, the following obligations (collectively, the “Obligations”): (a) the full punctual payment when due of the Lennar Parties’ payment obligations to Owner under the Master Agreement and the Option Agreement; and (b) the full and punctual payment and performance, when due of the Lennar Parties’ payment and construction obligations to Owner under the Construction Agreement. Notwithstanding anything to the contrary in this Guaranty or the Program Documents, Guarantor shall not be liable for any lost profits, special, consequential, exemplary or punitive damages.

2. GUARANTY OF PAYMENT AND PERFORMANCE. If the Obligations are not paid or, with respect to the Construction Agreement performed, by the Lennar Parties in accordance with their terms for any reason whatsoever, Guarantor will promptly make such payments or perform such Obligations, after written demand by Owner to Guarantor. This Guaranty is a guaranty of payment and, with respect to the Construction Agreement of performance, and not merely a guaranty of collection or collectability. Guarantor shall be entitled to assert any defenses available to the Lennar Parties under the Program Documents including all rights of setoff, counterclaim and any defense based on or arising out of any defense that the Lennar Parties may have under the Program Documents; provided, however, that the liability of Guarantor under this Guaranty shall be direct and immediate and is not conditional or contingent upon the pursuit of any remedies against the Lennar Parties, any other guarantor, or any other party.

3. CONTINUING GUARANTY. This Guaranty is continuing, unlimited, absolute and unconditional, survives the termination of the Program Documents and continues in full force and effect until the earliest to occur of (i)) with respect to any Program Document, termination of such Program Document pursuant to its terms due to Owner’s or any Owner Parties’ default thereunder, or (ii) all the Obligations are fully and indefeasibly paid and performed. The payment Obligations shall not be considered indefeasibly paid until all payments from Guarantor have been made and are no longer subject to any right by any party to invalidate or set aside those payments or to seek to recoup the amount of those payments or to declare those payments to be fraudulent or preferential. If any part of those payments is set aside or restored, then Guarantor shall be liable for the full amount Owner is required to repay.

4. ALTERATION OF OBLIGATIONS; NO RELEASE. Guarantor shall continue to be liable under this Guaranty, and the provisions hereof shall remain in full force and effect notwithstanding the occurrence of any one or more of the following: (a) any modification, amendment, supplement, extension, release, renewal, compromise, acceleration or other change in the Program Documents or the time for payment or performance of the Obligations; (b) Owner’s exercise of any right or remedy under, or waiver of or failure to enforce any terms, covenants or conditions contained in, the Program Documents, including without limitation any modification, amendment or supplement thereof; (c) any assignment of the Lennar Parties’ interest under the Program Documents; (d) Owner accepting, taking or holding any existing or additional real or personal property or other security for the payment or performance of the Obligations, or any exchange, enforcement, waiver, release or subordination of any such existing and/or additional security; (e) any release or substitution of any other guarantors, sureties, or endorsers of the Obligations; (f) any course of dealing by Owner with Guarantor or any other party; and/or (g) any impairment or release of the Obligations or any suspension of any right or remedy of Owner against any party, including without limitation the Lennar Parties and any other guarantor. Guarantor authorizes Owner, without notice or demand and without affecting Guarantor’s liability under this Guaranty, from time to time and any number of times, to take any or all of these actions or to enter into any other agreement or arrangement whatsoever with the Lennar Parties, Guarantor, any other guarantor of the Obligations, or any other party with respect to the Program Documents, the Obligations, or any security therefor.

5. WAIVERS. To the maximum extent permitted by law, but subject to the limitations set forth elsewhere in this Guaranty, Guarantor waives and relinquishes:

(a) all rights to require Owner to proceed against the Lennar Parties or any other party, or exhaust Owner’s claims against assets owned by the Lennar Parties and/or any security held by Owner, or pursue any other remedy in Owner’s power before proceeding against Guarantor;

(b) all rights to: (i) exoneration due to any of Owner’s actions that impair any security or collateral of Guarantor; (ii) any security or collateral held by Owner; (iii) require Owner to pursue any right or remedy for Guarantor’s benefit; and (iv) invoke the equitable doctrine of marshaling assets;

(c) all rights and/or defenses that may arise by reason of the incapacity, lack of authority, death, disability, dissolution, termination, bankruptcy, or insolvency of the Lennar Parties or any other party or Owner’s failure to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other party;

(d) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or inaction by the Lennar Parties, Owner, any creditor of the Lennar Parties, Guarantor, or any other guarantor or other party under this or any other instrument in connection with any obligation or evidence of indebtedness held by Owner as collateral or in connection with the Obligations;

(e) all subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may be available to Guarantor by reason of applicable statute, law, policy, rule or case;

(f) all rights and/or defenses based upon any statute or legal rule which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(g) all rights to require Owner to disclose to Guarantor any facts Owner ever knows about the Lennar Parties, regardless of whether Owner has reason to believe any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges Guarantor is fully responsible for being and keeping informed of the Lennar Parties’ financial condition and all circumstances bearing on the risk of non-payment of the Obligations;

(h) all rights and/or defenses arising because of Owner’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Federal Bankruptcy Code Section 1111(b)(2);

(i) all rights and/or defenses based upon any borrowing or grant of a security interest under Federal Bankruptcy Code Section 364;

(j) all rights and/or defenses arising out of an election of remedies by Owner, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal because of applicable law or otherwise;

(k) any defense based upon the modification, renewal, extension or other alteration of the Obligations or of the documents executed in connection therewith; and

(l) any defense based upon any legal disability of the Lennar Parties, Guarantor or any other guarantor, or any discharge or limitation of the liability of the Lennar Parties or any guarantor to Owner, or any restraint or stay applicable to actions against the Lennar Parties or any other guarantor, whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief proceeding, or from any other cause.

Guarantor represents, warrants and agrees that each waiver set forth herein is made with Guarantor’s full knowledge of its significance and that under the circumstances the waivers are reasonable and not contrary to public policy or law.

6. BANKRUPTCY, INSOLVENCY, ETC. Without limiting the generality of any other provision of this Guaranty, including without limitation any provisions stating the obligations of Guarantor under this Guaranty are absolute and unconditional, Guarantor agrees:

(a) Guarantor’s Obligations Unaffected. If any of the Lennar Parties is relieved of the Obligations as provided in the Program Documents, including without limitation any modifications thereof, on account of any bankruptcy, reorganization or insolvency proceeding or case involving Lennar Parties under the Bankruptcy Reform Act of 1978, as amended, or any successor statute thereto, or any other applicable debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, Guarantor shall nevertheless be fully liable for and shall pay or perform the Obligations to or for Owner in full pursuant to (and subject to the limitations in) this Guaranty. Without limiting the generality of the foregoing, except to the extent expressly set forth in this Guaranty, Guarantor’s obligations under this Guaranty shall in no way be altered, limited or affected (other than by the acceleration of such obligations under the terms of this Guaranty) by: (i) any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Lennar Parties, or any successor or assignee of the Lennar Parties, (ii) any defense the Lennar Parties may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding, (iii) any disaffirmance or abandonment of the Program Documents by a trustee in any bankruptcy proceeding relating to the Lennar Parties, or (iv) any impairment, limitation, or modification of the liability of the Lennar Parties (or the estate of any of the Lennar Parties in bankruptcy), or of any remedy for the enforcement of the Lennar Parties liability, under the Program Documents resulting from the operation of any present or future provision of any federal or state bankruptcy, reorganization or insolvency law or other statute or from any decision of any court. No limitation upon or stay of the enforcement of the Obligations by virtue of any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Lennar Parties shall limit or stay Owner’s enforcement of Guarantor’s payment or performance of such Obligations under this Guaranty.

7. NO LIMITATION ON RIGHTS. Nothing in this Guaranty shall prevent Owner from suing on the Program Documents or from exercising any rights available to Owner under the Program Documents or otherwise, and the exercise of any of those rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor authorizes and empowers Owner to exercise, in Owner’s sole discretion and without the consent of or notice to Guarantor, any rights and remedies, or any combination thereof, which may be available to Owner at any time, since Guarantor’s intent and purpose is that the Obligations (subject to the limitations set forth in this Guaranty) shall be absolute, independent and unconditional (subject to the terms of the Program Documents) under any and all circumstances as if the same were direct obligations of Guarantor.

8. CUMULATIVE RIGHTS. All of Owner’s rights, powers, and remedies under this Guaranty and under any other Program Documents now or in the future in force between Owner and Guarantor, including without limitation any other guaranty executed by Guarantor relating to any indebtedness of the Lennar Parties to Owner, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to any and all other rights, powers and remedies now or at any time hereafter available to Owner under the Program Documents, at law and/or in equity. Nothing in this Guaranty shall require Owner to pursue Owner’s rights in this Guaranty before proceeding against the Lennar Parties or executing against any other security or collateral securing the Lennar Parties’ performance of the Obligations or Guarantor’s obligations under this Guaranty. This Guaranty is in addition to and is independent of any and all other guaranties of any obligations or other indebtedness of the Lennar Parties to Owner.

9. INDEPENDENT OBLIGATIONS. The obligations of Guarantor under this Guaranty are independent of the Obligations of the Lennar Parties and, in the event of any default under this Guaranty, a separate action or actions may be brought and prosecuted against Guarantor, whether or not any of the Lennar Parties is joined therein or a separate action or actions are brought against any of the Lennar Parties. Owner’s rights under this Guaranty shall not be exhausted by Owner’s exercise of any of Owner’s rights or remedies or by any such action or by any number of successive actions unless and until the Obligations have been paid and fully performed (subject to the limitations set forth in Section 1 above).

10. REINSTATEMENT. Guarantor’s liability under this Guaranty shall be reinstated and revived, and the rights of Owner will continue, with respect to any amount at any time paid on account of the Obligations which Owner is thereafter required to restore or return or which is avoided in connection with the bankruptcy, insolvency or reorganization of the Lennar Parties or otherwise, all as though such amount had not been paid.

11. LENNAR PARTIES’ FINANCIAL CONDITION. Guarantor is relying on Guarantor’s own knowledge and has made such investigations as Guarantor has deemed necessary with respect to the Lennar Parties’ financial condition and prospects. Guarantor represents and warrants to Owner as of the date hereof that Guarantor: (i) is fully informed of the financial condition of Lennar Parties and of all other circumstances which bear upon the risk of nonpayment of the Obligations; and (ii) delivers this Guaranty based solely on Guarantor’s own independent investigation of Lennar Parties’ financial condition. Guarantor represents and warrants that Guarantor is in a position to assume and assumes full responsibility for keeping fully informed of Lennar Parties’ financial condition and all other circumstances affecting Lennar Parties’ ability to pay and perform the Obligations, and/or Guarantor’s obligations under this Guaranty. Owner has no obligation or duty to report to Guarantor any information Owner receives about Lennar Parties’ financial condition or any circumstances, whether now existing or hereafter arising, relating to Lennar Parties’ financial condition or bearing on Lennar Parties’ ability to perform the Obligations. Owner has made no representations or assurances regarding Lennar Parties’ financial condition or ability to pay and perform the Obligations.

12. DEFAULT. If Guarantor is required to pay any Obligations pursuant to the terms hereof and fails to pay the Obligations, or to confirm its Obligation to fulfill the Obligations under the Construction Agreement, within twenty (20) business days after written demand therefor by Owner, and if Guarantor confirms its Obligation to fulfill the Obligations under the Construction Agreement, but Guarantor fails to endeavor diligently to fulfill those Obligations as provided below, or to cause them to be fulfilled, at Guarantor’s expense, Owner shall have all rights and remedies available at law or in equity for the enforcement of this Guaranty, including without limitation, specific performance. With respect to any Lennar Parties’ failure to perform under the Construction Agreement, Guarantor shall not be in default under this Agreement if Guarantor promptly engages a replacement Contractor to perform such Obligations at Guarantor’s cost and expense.

13. OTHER PROVISIONS.

(a) Entire Agreement. This Guaranty and the Program Document contain the entire agreement and understanding between Guarantor and Owner with respect to the subject matter herein and supersedes all prior discussions and negotiations, whether written or oral, between Guarantor and Owner with respect to such subject matter. There are no contemporaneous oral agreements with respect to the subject matter hereof.

(b) Amendment and Waiver. This Guaranty may not be changed, modified, or amended, except by a writing executed by Guarantor and Owner; and no obligation of Guarantor in this Guaranty can be released or waived by Owner except by a writing executed by Owner. Any extensions of time of payment, and all other forbearances or indulgences which may be granted by Owner to the Lennar Parties may be made, granted and effected without notice to Guarantor and without in any manner affecting Guarantor’s liability under this Guaranty.

(c) Assignment. Owner shall not assign this Guaranty without Guarantor’s prior written consent, which Guarantor may give or withhold in Guarantor’s sole discretion.

(d) Binding Effect. The provisions of this Guaranty shall extend to and be binding upon Guarantor and Guarantor’s successors and assigns, including without limitation any trustee in bankruptcy and Guarantor’s estate, heirs and beneficiaries in the event of Guarantor’s bankruptcy or death. The provisions of this Guaranty shall inure to the benefit of Owner, Owner’s permitted successors and assigns.

(e) Effectiveness. Guarantor waives any acceptance of this Guaranty by Owner. This Guaranty shall become binding on Guarantor upon Guarantor’s execution of this Guaranty.

(f) Notices. All notices, requests or other communications required or permitted to be given under this Guaranty shall be made in accordance with the notice provisions set forth in Section 12(a) of the Master Agreement and if such notice is to be made upon Guarantor, shall be sent to the following:

If to Guarantor:	Lennar Corporation [redacted] [redacted] Attention: [redacted] Email: [redacted] and [redacted]

With a copy to:	Deverich & Gillman LLP [redacted] [redacted] Attention: [redacted] Phone: [redacted] Email: [redacted]

(g) No Implied Waiver. No delay or failure of Owner to enforce any right or remedy against Guarantor shall constitute a waiver thereof or give rise to any estoppel against Owner, or excuse Guarantor from Guarantor’s obligations in this Guaranty. No delay or omission by Owner to exercise any right, power or remedy accruing to Owner under this Guaranty shall: (x) impair any such right, power or remedy; or (y) be construed to be a waiver of any such default, or an acquiescence therein, or of or in any similar default thereafter occurring; or (z) be deemed a continuing waiver of any other performance by Guarantor.

(h) Governing Law. This Guaranty and the rights and obligations of Owner and Guarantor in this Guaranty shall be governed, construed and interpreted in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law.

(i) Severability. If any provision in this Guaranty is determined to be illegal or unenforceable by any court or arbitrator, such determination shall not affect the validity or enforceability of any of the remaining terms, covenants, conditions or provisions of this Guaranty, all of which shall remain and continue to have full force and effect.

(j) Headings. The section headings and captions in this Guaranty are for reference and convenience only, shall not be given any legal effect, and shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning, or intent of this Guaranty’s provisions.

14. JURY TRIAL WAIVER. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR AND OWNER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF BOTH PARTIES, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS GUARANTY, ANY OTHER PROGRAM DOCUMENT, OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE PARTIES.

“GUARANTOR”

Lennar Corporation, a Delaware corporation

By:

Name:

Title:

Schedule 1

List of Owner Parties

Millrose Properties Alabama, LLC

Millrose Properties Arizona, LLC

Millrose Properties Arkansas, LLC

Millrose Properties California LLC

Millrose Properties Colorado, LLC

Millrose Properties Delaware, LLC

Millrose Properties Florida, LLC

Millrose Properties Florida II, LLC

Millrose Properties Georgia, LLC

Millrose Properties Idaho, LLC

Millrose Properties Illinois, LLC

Millrose Properties Indiana, LLC

Millrose Properties Kansas, LLC

Millrose Properties Maryland, LLC

Millrose Properties Minnesota, LLC

Millrose Properties Missouri, LLC

Millrose Properties Nevada, LLC

Millrose Properties New Jersey, LLC

Millrose Properties New York, LLC

Millrose Properties North Carolina, LLC

Millrose Properties Oklahoma, LLC

Millrose Properties Oregon, LLC

Millrose Properties Pennsylvania, LLC

Millrose Properties South Carolina, LLC

Millrose Properties Tennessee, LLC

Millrose Properties Texas, LLC

Millrose Properties Utah, LLC

Millrose Properties Virginia, LLC

Millrose Properties Washington, LLC

Millrose Properties West Virginia, LLC

Millrose Properties Wisconsin, LLC